UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) October 28, 2003

Commission File Number 000-20997

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	59-3252632
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

12425 Racetrack Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Amended Press Release dated October 28, 2003.

Item 12.	Results of Operations.

The following information is being furnished under Item 9 – Regulation FD Disclosure and Item 12 – Results of Operations:

On October 28, 2003, SRI/Surgical Express, Inc. (the “Company”) issued an amended press release, which corrected the earnings press release for the third quarter issued by the Company on October 27, 2003. The amended press release corrected the following in the Consolidated Statements of Income:

•	The heading for the second and third columns are “Three Months Ended” and “Nine Months Ended,” respectively

•	Net income (loss) for the three months ended September 30, 2003, is $(155,000)

•	Earnings (loss) per share, basic, for the nine months ended September 30, 2003, is $(0.01)

•	Earnings (loss) per share, diluted, for the nine months ended September 30, 2003, is $(0.01)

A copy of this amended press release is attached as Exhibit 99.1 to this Form 8-K/A.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Dated: October 28, 2003	SRI/SURGICAL EXPRESS, INC. (Registrant) By: /s/ Charles L. Pope Charles L. Pope Chief Financial Officer